UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(908) 518-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	CMPO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on November 2, 2025, CompoSecure, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”) with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management (collectively, the “Platinum Parties”). On November 2, 2025, concurrently with the execution of the Transaction Agreement, the Company also entered into purchase agreements (the “Purchase Agreements”) with certain investors named therein.

On January 12, 2026 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Transaction Agreement, the Company completed its combination with Husky (the “Transaction”) for aggregate consideration of approximately $688.7 million in cash and 54,978,334 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”). Concurrently with the closing of the Transaction, the Company also completed the transactions contemplated under the Purchase Agreements and issued and sold to the investors party thereto (collectively, the “PIPE Investors”) in a private placement an aggregate of 106,056,083 shares of Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of the Transaction Agreement, on the Closing Date, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with PE Titan CS Holdings L.P., an affiliate of Platinum (the “PE Holder”). Pursuant to the Investor Rights Agreement, the PE Holder will have the right to nominate (i) two members of the Company’s board of directors (the “Company Board”), for so long as it, together with its affiliates, continue to hold at least 10% of the outstanding shares of the Company’s Common Stock, and (ii) one member of the Company Board so long as it, together with its affiliates, continues to hold less than 10% but more than 5% of the outstanding shares of Common Stock. In addition, the Investor Rights Agreement provides that the PE Holder and its affiliates are allowed to freely pursue any business opportunity. Pursuant to the Investor Rights Agreement, the PE Holder has agreed to be subject to a lock-up period of 90 days following the closing of the Transaction, subject to early release by the Company.

Pursuant to the terms of the terms of the Transaction Agreement, on the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PE Holder (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”) which, among other things, provides that the Company will as soon as practicable file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Common Stock and certain other equity securities of the Company held by the RRA Parties. The PE Holder will be entitled to make up to two demand registrations in any 12 month period in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions. In addition, the PE Holder will have certain “piggy-back” registration rights. The Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement.

In connection with the closing of the Transaction, and pursuant to the terms of the existing Management Agreement, dated as of February 28, 2025, by and between Resolute Holdings and CompoSecure Holdings, L.L.C. (the “CompoSecure Management Agreement”), an indirect subsidiary of the Company that will hold, directly or indirectly, the business of Husky following the closing (“Husky Holdings”), entered into a management agreement (the “Management Agreement”) with Resolute Holdings Management, Inc. (“Resolute Holdings”) on the Closing Date. Pursuant to their terms, there will be no duplication of fees under the Management Agreement and the existing CompoSecure Management Agreement.

Pursuant to the Management Agreement, Resolute Holdings is responsible for managing the day-to-day business and operations, and overseeing the strategy, of Husky Holdings and its subsidiaries. Husky Holdings agreed to pay Resolute Holdings a quarterly management fee (the “Management Fee”), payable in arrears, in a cash amount equal to 2.5% of Husky Holdings’ last 12 months’ Adjusted EBITDA, measured for the period ending on the fiscal quarter then ended, as defined in the Management Agreement. Pursuant to the Management Agreement, Husky Holdings is also required to reimburse Resolute Holdings and its affiliates for Resolute Holdings’ documented costs and expenses incurred on behalf of Husky Holdings, subject to certain exceptions, in the sole discretion of Resolute Holdings. Following its initial ten-year term, the Management Agreement will automatically renew for successive and additional ten-year terms, unless terminated in accordance with its terms. Resolute Holdings and Husky Holdings may each terminate the Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, Resolute Holdings has the right to require Husky Holdings to pay a termination fee, which may be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The Management Agreement also provides for certain indemnification rights in Resolute Holdings’ favor, as well as certain additional covenants, representations and warranties.

In connection with the closing of the Transaction, on the Closing Date, Resolute Compo Holdings LLC, Tungsten 2024 LLC and the Company entered into an amendment (the “Amendment”) to the Amended and Restated Waiver Agreement, dated as of July 12, 2025, between such parties, pursuant to which the parties agreed that in the event the Company Board rescinds the Board Size Requirement Waiver (as defined therein), the Company Board will adopt resolutions increasing the size of the Board to allow the PE Holder to continue to exercise its nomination rights under the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement, Registration Rights Agreement, Management Agreement and Amendment and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, Registration Rights Agreement, Management Agreement and Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the closing of the Transaction, the Company repaid all loans and terminated all credit commitments outstanding under that certain Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), dated August 7, 2024, as amended by the Amendment No. 1 to Fourth Amended and Restated Credit Agreement and Limited Waiver, dated December 30, 2024, by and among CompoSecure, L.L.C., Arculus Holdings, L.L.C., CompoSecure Holdings, L.L.C., the Lenders (as defined therein) party thereto and JPMorgan Chase Bank, N.A., which provided for a credit facility of $330.0 million, comprising of a term loan of $200.0 million and a revolving credit facility of $130.0 million. The guarantees and liens securing the indebtedness under the Credit Agreement were discharged and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the section titled “Introductory Note” and in Item 1.01 of this Current Report is incorporated herein by reference.

The descriptions of the Transaction Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the actual terms of the Transaction Agreement and the form of Purchase Agreement, which were filed as Exhibit 2.1 and Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2025 and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Transaction, the Company assumed the indebtedness of Husky, including (i) $1,723.8 million aggregate principal amount outstanding under Husky’s existing U.S. dollar denominated term loan facility (the “Existing Husky Term Loan”), (ii) $350.0 million aggregate principal amount drawn on the Closing Date under Husky’s existing U.S. dollar denominated delayed draw term loan facility (the “Existing Delayed Draw Term Loan” and together with Husky’s existing multi-currency super priority revolving credit facility (the “Existing Husky Revolver”), (iii) $50.0 million aggregate principal amount outstanding under Husky’s existing multi-currency super priority revolving credit facility (the “Existing Husky Revolver” and, together with the Existing Husky Term Loan and the Existing Husky Delayed Draw Term Loan, the “Existing Husky Credit Facilities”), and (iv) $1,000.0 million aggregate principal amount of 9.000% senior secured notes due 2029 (the “Existing Husky Notes”). In connection with the Transaction, CompoSecure commenced transactions to refinance the Existing Husky Credit Facilities and the Existing Husky Notes, which are expected to close on January 14, 2026. Additionally, Husky has issued a conditional notice of partial redemption and a conditional notice of full redemption pursuant which Husky will redeem all of the Existing Husky Notes on January 13, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. Pursuant to the Transaction Agreement, upon the closing of the Transaction on January 12, 2026, the Company issued an aggregate of 54,978,334 shares of Common Stock to the Platinum Parties and an aggregate of 106,053,083 shares of Common Stock to the PIPE Investors. The securities issued in connection with the Transaction Agreement, the Purchase Agreements and the transactions contemplated thereby were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on exemptions from registration requirements thereof, including exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D and Regulation S promulgated thereunder, as transactions not involving a public offering.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 9, 2026, the audit committee of the board of directors of the Company (the “Board”) (i) approved the dismissal of Grant Thorton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and (ii) appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Grant Thornton was previously engaged to audit the Company's consolidated financial statements for the year ending December 31, 2025. The appointment of EY does not affect Grant Thornton’s engagement for the year ended December 31, 2025.

The audit reports of Grant Thornton on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 12, 2026, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the United States Securities and Exchange Commission (the “SEC”) and requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether Grant Thornton agrees to the statements made by the Company herein. A copy of the letter from Grant Thornton addressed to the SEC and dated as of January 12, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through January 12, 2026, neither the Company nor anyone on the Company’s behalf consulted with EY with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by EY to the Company that EY concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Transaction, Louis Samson and Delara Zarrabi were appointed to serve as members of the Board. Mr. Samson will hold office as a Class I director, for a term expiring at the Company’s annual meeting of stockholders to be held in 2028. Ms. Zarrabi will hold office as a Class III director, for a term expiring at the Company’s annual meeting of stockholders to be held in 2027. Mr. Samson and Ms. Zarrabi were appointed pursuant to the terms of the Investor Rights Agreement, as described in Item 1.01 of this Current Report.

Additional information regarding these new directors is set forth below:

Mr. Samson has served as Co-President at Platinum Equity, a global private equity investment firm, since 2023 and is a member of Platinum Equity’s investment committee. Mr. Samson leads the firm’s New York, Greenwich and London-based investment teams and manages the operations of those offices. Mr. Samson joined Platinum Equity in 2007 and plays an active role in Platinum’s day-to-day activities as well as its strategic direction. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce, a global investment bank. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliott LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson also serves on the board of directors of Custom Truck One Source (NYSE: CTOS). Mr. Samson previously served as director of PAE Inc.

Ms. Zarrabi has served as a Managing Director at Platinum Equity, a global private equity investment firm, since May 2020. At Platinum Equity, she leads deal execution for large-cap transactions. She is responsible for the structuring and execution of acquisition and divestiture transactions. She also has responsibilities related to post-acquisition monitoring and oversight of operational performance at select portfolio companies. Prior to June 2020, she served as Vice President, Senior Vice President and Principal at Platinum Equity. She joined Platinum Equity in 2013. Prior to joining Platinum Equity in 2013, Ms. Zarrabi was an analyst at CIBC World Markets, a global investment bank, and a Principal at Paine & Partners, a private equity firm. Ms. Zarrabi has a B.S. in Operations Research and Engineering as well as a Master of Engineering in Operations Research and Industrial Engineering both from Cornell University. Ms. Zarrabi previously served as director of PAE Inc.

Additionally, in connection with their appointments, each of Mr. Samson and Ms. Zarrabi entered into customary indemnification agreements in the same form provided to other directors of the Company.

Other than the Transaction Agreement and the Investor Rights Agreement, there are no arrangements between these directors and any other person pursuant to which Mr. Samson and Ms. Zarrabi were selected as directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 11, 2026, the Company Board approved a change in the Company’s name from CompoSecure, Inc. to GPGI, Inc., and an amendment to the Company’s Third Amended and Restated Certificate of Amendment to reflect the change in the Company’s name, to be effective on January 22, 2026.

Item 7.01 Regulation FD Disclosure.

On January 12, 2026, the Company issued a press release announcing the closing of the Transaction and its intention to change its corporate name. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements of Husky required by Item 9.01(a) of this Current Report on Form 8-K are attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Amendment to Third Amended and Restated Certificate of Incorporation
10.1	Investor Rights Agreement, dated as of January 12, 2026, by and between CompoSecure, Inc. and PE Titan CS Holdings L.P.
10.2	Registration Rights Agreement, dated as of January 12, 2026, by and between CompoSecure, Inc. and PE Titan CS Holdings L.P.
10.3*	Management Agreement, dated as of January 12, 2026, by and between the Forge New Holdings, LLC and Resolute Holdings Management, Inc.
10.4	First Amendment to the Amended and Restated Waiver Agreement, dated as of January 12, 2026, by and between CompoSecure, Inc., Resolute Compo Holdings LLC and Tingsten 2025 LLC
16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated January 12, 2026
99.1	Press Release, dated January 12, 2026
99.2	Condensed Consolidated Interim Financial Statements (Unaudited) of Husky Technologies Limited as at September 30, 2025 and December 31, 2024 and for three and nine-months ended September 30, 2025 and 2024 (incorporated by reference to the Definitive Proxy Statement of CompoSecure, Inc. filed on November 24, 2025).
99.3	Consolidated Financial Statements of Husky Technologies Limited as at December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, the notes related thereto and the report of independent registered public accounting firm contained therein (incorporated by reference to the Definitive Proxy Statement of CompoSecure, Inc. filed on November 24, 2025).
99.4	Unaudited Pro Forma Condensed Consolidated Financial Statements of CompoSecure, Inc. at and for the nine months ended September 30, 2025 and for the year ended December 31, 2025, and the notes related thereto (incorporated by reference to the Definitive Proxy Statement of CompoSecure, Inc. filed on November 24, 2025).
99.5	Consent of Ernst & Young LLP
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2026

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: Chief Executive Officer